                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
         (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)
                                     PROSPECTUS NUMBER: 1807



                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                           CALLABLE FIXED RATE NOTES



PRINCIPAL AMOUNT:        $35,000,000


CUSIP NUMBER:            59018S V35


INTEREST RATE:           6.25000%


ORIGINAL ISSUE DATE:     January 14, 1999


STATED MATURITY DATE:    January 14, 2014


INTEREST PAYMENT DATES:  14th day of each month commencing February 14, 1999, through and including the Stated Maturity Date, subject to the following business day convention.



REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes may be redeemed prior to the Stated Maturity Date, See "Other
                         Provisions"


INITIAL REDEMPTION DATE: January 14, 2003


OTHER PROVISIONS:        The Notes are subject to redemption at the option of ML&Co., in whole, semi-annually on each January 14 and July 14 commencing January 14, 2003, at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 days prior notice.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   January 4, 1999

